Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  October 28, 2010

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is being provided under Form 8-K, Item 2.02, and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and none of this information should be deemed “filed” under such acts.

On October 29, 2010, we issued a press release announcing expected impairment charges.

A copy of the press release is included herein as Exhibit 99.1.

In addition, the information set forth in Item 2.06 below is incorporated by reference herein.

ITEM 2.06	MATERIAL IMPAIRMENTS

In connection with the preparation of financial statements for our fiscal year ended September 30, 2010, on October 28, 2010, our audit committee concluded after consultation with management that we will incur an impairment charge of between $20 million and $23 million in our fourth quarter ended September 30, 2010, primarily because of the poor performance of the Rick’s Cabaret Las Vegas nightclub, purchased in 2008.

The exact amount of the impairment charge, which will include lesser amounts from two other underperforming properties, will be determined after a final valuation is performed on the properties and will be recorded in the quarter ended September 30, 2010.  Our Form 10-K for the fiscal year ended September 30, 2010, which will be filed in December 2010, will include audited financial statements reflecting the impairment charges and additional details.

These impairment charges will have no effect on our debt covenants under any existing real estate loan arrangements and will not result in future cash expenditures.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: October 29, 2010	By: /s/ Eric Langan
Eric Langan
President and Chief Executive Officer